                                   EXHIBIT 5.1


                 [KAPLAN, STRANGIS AND KAPLAN, P.A. LETTERHEAD]



                                October 26, 2000



Damark International, Inc.
7101 Winnetka Avenue North
Minneapolis, Minnesota 55428


         RE:      DAMARK INTERNATIONAL, INC.
                  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel for you in connection with the preparation of the registration statement on Form S-3 (File No. 333-_______) (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on October 27, 2000, under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the sale from time to time by the Selling Shareholders (as defined in the Registration Statement), pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to 5,250,000 shares of class A common stock, par value $.01 per share (the "Common Stock"), of Damark International, Inc., a Minnesota corporation (the "Company"), issued pursuant to the Securities Purchase Agreement dated as of September 29, 2000, by and among the Company, and the Selling Shareholders (the "Purchase Agreement").

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) a copy of the Registration Statement as filed with the Commission; (ii) an executed copy of the Purchase Agreement; (iii) a specimen certificate representing the Common Stock; (iv) the Restated Articles of Incorporation of the Company, as currently in effect; (v) the Amended and Restated Bylaws of the Company, as currently in effect; and (vi) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance and sale of the shares of Common Stock in the manner contemplated by the Purchase Agreement.

Damark International, Inc.
October 26, 2000
Page 2



         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates or records of public officials, certificates of officers or other representatives of the Company and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, enforceability and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Selling Shareholders.

         We do not express any opinion as to the laws of any jurisdiction other than Minnesota corporate law.

         Based upon and subject to the foregoing, we are of the opinion that 5,250,000 shares of the Company's Common Stock have been duly authorized and, with respect to those shares underlying the series D preferred stock and warrants described in the Registration Statement, will be validly issued, fully paid and non-assessable upon the proper conversion or exercise of the series D preferred stock and warrants in accordance with the respective terms thereof.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus which constitutes a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                           Very truly yours,


                                           /s/ Kaplan, Strangis and Kaplan, P.A.



                                       2